SHAREHOLDERS' AGREEMENT

                          Dated as of January 29, 1997

                                  By and Among

                                EURONIMBUS S.A.,

                        NIMBUS MANUFACTURING (UK) LIMITED

                                       and

           SAARBRUCKER ZEITUNG VERLAG UND DRUCKEREI G.m.b.H.

                                TABLE OF CONTENTS
                                                                    Page

ARTICLE I   DEFINITIONS.............................................  2
      1.  Definitions...............................................  2

ARTICLE II  BOARD OF DIRECTORS......................................  6
      2.1  Composition..............................................  6
      2.2  Chairman and Deputy Chairman of the Board of Directors...  7
      2.3  Term.....................................................  7
      2.4  Vacancies................................................  7
      2.5  Removal..................................................  7
      2.6  Meetings, Notice.........................................  8
      2.7  Quorum...................................................  8
      2.8  Committees...............................................  8
      2.9  Voting...................................................  8
      2.10  Major Management Decisions..............................  9
      2.11  Significant Management Decisions........................  9
      2.12  Approval of Certain Transactions........................ 10
      2.13  Related Party Transactions.............................. 11
      2.14  General Manager......................................... 11
      2.15  Operating Committee..................................... 11

ARTICLE III TRANSFER OF SHARES...................................... 11
      3.1  Restrictions............................................. 11
      3.2  Permitted Transfers...................................... 12
       3.3  Sales by Nimbus Subject to Tag-Along Rights............. 12
       3.4  Grant to Nimbus of Bring-Along Rights................... 13
       3.5  Saarbrucker's Right of First Offer from Nimbus.......... 13
       3.6  Saarbrucker Right to Sell after Five Years;
            Nimbus's Right of First Offer from Saarbrucker.......... 15
      3.7  Change of Control........................................ 16
      3.8  Transferee's Agreement................................... 17

ARTICLE IV  IMPLEMENTATION.......................................... 18
      4.1  Appointment.............................................. 18
      4.2  Luxembourg Law........................................... 18
      4.3  Best Efforts............................................. 18

ARTICLE V   ACCOUNTING AND OTHER INFORMATION........................ 18
      5.1  Quarterly Reports........................................ 18
      5.2  Audits................................................... 19
      5.3  Selection of Independent Public Accountants.............. 19
      5.4  Access to Information Concerning Properties and Records.. 19

ARTICLE VI  DISPUTE RESOLUTION...................................... 19
      6.1  Dispute Resolution....................................... 19
      6.2  Procedures............................................... 20
      6.3  Awards................................................... 20
      6.4  Enforcement.............................................. 20
      6.5  Site and Language........................................ 20

ARTICLE VII SCOPE OF BUSINESS; EXCLUSIVITY.......................... 20
      7.1  Scope of Business........................................ 20
      7.2  Exclusivity.............................................. 20

ARTICLE VIII  MISCELLANEOUS......................................... 21
      8.1  Entire Agreement; Amendment.............................. 21
      8.2  Captions................................................. 21
      8.3  Counterparts............................................. 21
      8.4  Notices.................................................. 21
      8.5  Binding Effect; Benefit; Assignment...................... 23
      8.6  Amendment and Modification............................... 23
      8.7  Applicable Law........................................... 23
      8.8  Severability............................................. 23
      8.9  Termination.............................................. 24
      8.10  Confidentiality......................................... 24

                             SHAREHOLDERS' AGREEMENT

SHAREHOLDERS' AGREEMENT, dated as of January 29, 1997 by and among EURONIMBUS S.A., ("EuroNimbus") a corporation (sociJtJ anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, NIMBUS MANUFACTURING (UK) LIMITED ("Nimbus") a corporation organized and existing under the laws of England and Wales and an indirect wholly-owned subsidiary of Nimbus CD International, Inc. ("Nimbus Parent"), and SAARBRUCKER ZEITUNG VERLAG UND DRUCKEREI G.m.b.H. ("Saarbrucker") a limited liability company organized and existing under the laws of the Federal Republic of Germany.

                              W I T N E S S E T H :

WHEREAS, Nimbus owns 70% of the outstanding shares of common stock of EuroNimbus and Saarbrucker owns 30% of the outstanding shares of common stock of EuroNimbus; and

WHEREAS, Nimbus and Saarbrucker wish to provide a stable management environment for EuroNimbus and provide a basis for the conduct of its business operations, in part by restricting the transferability of the common stock of EuroNimbus, as set forth herein; and

WHEREAS, the parties desire to enter into this Agreement to otherwise regulate the relationship between Nimbus and Saarbrucker as Shareholders and to provide for the operations of EuroNimbus.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

1. Definitions. When used in this Agreement, the following terms shall have the respective meanings specified below:

      I.1 "Affiliate" shall mean and include, with reference to any Person, any other Person other than EuroNimbus, Controlling, Controlled by or under common Control with such Person.

      I.2 "Agreement" and "this Agreement" shall mean this Shareholders' Agreement.

      I.3  "Beneficially   Own"  shall  have  the  meanings   specified
therefor  in Rule  13d-3  under  the U.S.  Securities  Exchange  Act of
1934, as amended.

      I.4 "Board of  Directors"  shall have the  meaning  specified  therefor in
Section 2.1 hereof.

      I.5 "Business Day" shall mean any day, excluding Saturday, Sunday or any day which shall be a legal holiday in the States of New York or Virginia, the Federal Republic of Germany, the Grand Duchy of Luxembourg or the United Kingdom.

      I.6 "Chairman" shall mean the Chairman of the Board of Directors.

      I.7  "Change of  Control"  shall have the  meaning  specified  therefor in
Section 3.7 hereof.

      I.8 "Change of Control Notice" shall have the meaning specified therefor in Section 3.7 hereof.

      I.9 "Common Stock" shall mean the shares of common stock without designation of par value of EuroNimbus.

      I.10 "Control" shall mean the power to vote more than 50% of the Voting Securities of an Entity or otherwise control the management and affairs of such Entity (including by way of the power to veto any material act or decision).

      I.11 "Deputy Chairman" shall mean the Deputy Chairman of the Board of Directors.

      I.12 "Director" shall have the meaning specified therefor in Section 2.1 hereof.

      I.13 "Entity" shall mean any Person that is not a natural Person.

      I.14 "EuroNimbus" shall have the meaning specified therefor in the preamble to this Agreement.

      I.15 "Fair Market Value" shall mean the price at which EuroNimbus, as a going concern, could be sold in an arms' length transaction to an unaffiliated bona fide third party purchaser in an orderly sale without regard to the illiquidity of its Common Stock and shall reflect the aggregate exercise or conversion price payable to EuroNimbus upon the exercise or conversion of all warrants, rights and options to purchase capital stock of EuroNimbus and convertible securities, the exercise or conversion of which is taken into account in determining the fully-diluted per share fair market value of EuroNimbus.

      I.16 "FMV Arbitrator" shall have the meaning specified therefor in Section
3.7 hereof.

      I.17 "FMV Arbitrator Notice" shall have the meaning specified  thereforein
Section 3.7 hereof.

      I.18  "General  Manager"  shall have the  meaning  specified  therefor  in
Section 2.14 hereof.

      I.19 "Major Decision" shall have the meaning specified therefor in Section
2.10 hereof.

      I.20 "Nimbus" shall have the meaning specified therefor in the preamble to this Agreement.

      I.21 "Nimbus Nominee" shall have the meaning specified therefor in Section
2.1 hereof.

      I.22 "Nimbus Offer" shall have the meaning  specified  therefor in Section
3.5 hereof.

      I.23  "Nimbus  Offer Price"  shall have the meaning  specified  thereof in
Section 3.5 hereof.

      I.24 "Nimbus Offer Termination Event" shall the meaning specified therefor in Section 3.5 hereof.

      I.25 "Nimbus Parent" shall have the meaning specified therefor in the preamble to this Agreement.

      I.26  "Nimbus Put Notice"  shall have the  meaning  specified  therefor in
Section 2.11 hereof.

      I.27  "Nimbus  Put Price"  shall have the  meaning  specified  therefor in
Section 2.11 hereof.

      I.28 "Nimbus Shares" shall mean all Voting Securities of EuroNimbus presently owned or hereafter acquired by Nimbus and its Permitted Transferees.

      I.29 "Operating  Committee" shall have the meaning  specified  therefor in
Section 2.15 hereof.

      I.30 "Permitted  Transferee" shall have the meaning specified  therefor in
Section 3.2 hereof.

      I.31  "Permitted  Transfer" shall have the meaning  specified  therefor in
Section 3.2 hereof.

      I.32 "Person" shall mean and include any individual, partnership, association, joint stock company, joint venture, corporation, trust, limited liability company, unincorporated organization, or a government, agency or political subdivision thereof.

      I.33 "Put Option" shall have the meaning specified therefor in Section 3.7 hereof.

      I.34 "Put  Option  Notice"  shall have the meaning  specified  therefor in
Section 3.7 hereof.

      I.35 "Put Option  Price"  shall have the meaning  specified  therefore  in
Section 3.7 hereof.

      I.36 "Saarbrucker" shall have the meaning specified therefor in the preamble to this agreement.

      I.37 "Saarbrucker  Nominee" shall have the meaning  specified  therefor in
Section 2.1 hereof.

      I.38  "Saarbrucker  Offer"  shall have the meaning  specified  therefor in
Section 3.6 hereof.

      I.39 "Saarbrucker Offer Price" shall have the meaning specified therefor in Section 3.6 hereof.

      I.40  "Saarbrucker   Offer  Termination  Event"  shall  have  the  meaning
specified therefor in Section 3.6 hereof.

      I.41  "Saarbrucker  Shares" shall mean all Voting Securities of EuroNimbus
presently  owned  or  hereafter   acquired  by  Saarbrucker  and  its  Permitted
Transferees.

      I.42 "Sale of the Business" shall have the meaning  specified  therefor in
Section 3.4 hereof.

      I.43 "Shareholder" shall mean each of Nimbus and Saarbrucker and each of their respective Permitted Transferees.

      I.44 "Shares" shall mean the Nimbus Shares and/or the Saarbrucker Shares.

      I.45 "Significant  Decision" shall have the meaning specified  therefor in
Section 2.11.

      I.46  "Tag-Along  Notice"  shall have the  meaning  specified  therefor in
Section 3.3 hereof.

      I.47 "Transfer" shall have the meaning specified therefor in Section 3.1 hereof.

      I.48 "U.S. GAAP" shall mean generally accepted accounting principles in the United States set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case as the same are applicable to the circumstances as of the date of determination.

      I.49 "Tribunal" shall have the meaning specified therefor in Section 6.2 hereof.

      I.50 "Voting Securities" shall mean, with respect to any Person, any shares of stock or other equity interest thereof having general voting power under ordinary circumstances to elect a majority of the Board of Directors or other final decision making body of such Person (irrespective of whether at the time any other class or classes of equity interests of such Entity shall have or might have voting power by reason of the happening of any contingency).


                                   ARTICLE II

                               BOARD OF DIRECTORS

1. Composition. (a) All affairs of EuroNimbus shall be managed by EuroNimbus' Board of Directors (the "Board of Directors"). The Articles of Association of EuroNimbus shall provide for a Board of Directors consisting of five or ten directors (the "Directors"). The Board of Directors shall initially consist of five Directors. Subject to Section 2.1(b), Nimbus shall be entitled to nominate three Directors of the Board of Directors (each such Director, a "Nimbus Nominee") and Saarbrucker shall be entitled to nominate two Directors of the Board of Directors (each such Director, a "Saarbrucker Nominee"). The Directors shall be appointed annually by the general meeting of the shareholders. The Shareholders may only appoint those individuals nominated as described above. Nimbus shall cause all of the Nimbus Shares to be voted in favor of the Saarbrucker Nominees at each such general meeting of the shareholders to appoint Directors and Saarbrucker shall cause all of the Saarbrucker Shares to be voted in favor of the Nimbus Nominees at each such general meeting of the shareholders to appoint Directors.

      (b) Subject to applicable law, the Shareholders may, by majority vote, increase the number of Directors from five to ten. In the event that the number of directors is increased to ten, the number of Nimbus Nominees shall be seven and the number of Saarbrucker Nominees shall be three.

2. Chairman and Deputy Chairman of the Board of Directors. The Board of Directors shall annually, by majority vote of the Directors, elect a Chairman (the "Chairman"), who shall be a Nimbus Nominee and who shall preside at all meetings of the Board of Directors and at all meetings of the shareholders at which such person is present, but who shall have and perform no other special duties. In addition, the Board of Directors shall annually, by majority vote of the Directors, elect a Deputy Chairman (the "Deputy Chairman") who shall be a Saarbrucker Nominee and who shall preside at all meetings of the Board of Directors in the absence of the Chairman, but who shall have and perform no other special duties.

3. Term. Directors shall hold office until the next annual general meeting of the shareholders to appoint Directors and until their successors shall have been duly appointed and shall have qualified, unless sooner displaced.

4. Vacancies. Whenever any vacancy shall have occurred in the Board of Directors as a result of the death, resignation or other action or inaction of a Director, such vacancy shall be filled by a majority of the Board of Directors; provided, however, that the person chosen to fill such vacancy shall be a nominee of the Shareholder which nominated the Director being replaced. The person chosen to fill such vacancy shall hold office until the next annual general meeting of the shareholders to appoint Directors and until his successor is duly appointed and qualified.

5. Removal. A Director may be removed only with the consent of the Shareholder who appointed such Director. The Shareholders agree that if Nimbus shall notify Saarbrucker of Nimbus' desire to remove a Nimbus Nominee from the Board of Directors, the Shareholders promptly shall do all things necessary pursuant to EuroNimbus' Articles of Association and Luxembourg law to remove such Nimbus Nominee and Saarbrucker shall cause all of the Saarbrucker Shares to be voted in favor of such removal. The Shareholders further agree that if Saarbrucker shall notify Nimbus of Saarbrucker's desire to remove a Saarbrucker Nominee from the Board of Directors, the Shareholders promptly shall do all things necessary pursuant to EuroNimbus' Articles of Association and Luxembourg law to remove such Saarbrucker Nominee and Nimbus shall cause all of the Nimbus Shares to be voted in favor of such removal. The term of any Director so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided in Section 2.4.

6. Meetings, Notice. (a) Regular meetings will be held at times and intervals as shall be decided by the Board of Directors. Special meetings may be held at any time upon the request of any two Directors and shall be held in such locations as specified in the call or in a waiver of notice thereof.

      (b) Directors may participate in a meeting of the Board of Directors or any committee thereof, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

7. Quorum. A quorum for the transaction of business shall be present at any meeting of the Board of Directors if a majority of the Directors then in office are present or represented by proxy, but if at any meeting of the Board of Directors there shall be less than a quorum present or represented by proxy, a majority of those present or represented by proxy may adjourn the meeting from time to time until a quorum shall have been obtained.

8. Committees. The Board of Directors may, in its discretion, designate one or more committees of the Board of Directors and appoint Directors to constitute and serve on such committee or committees. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them; provided that neither a Major Decision nor a Significant Decision may be delegated to any such committee.

9. Voting. (a) Subject to the provisions of Sections 2.10 and 2.11, any question presented to, or action taken by, the Board of Directors shall be approved or disapproved at a meeting, at which a quorum shall be present and acting throughout, in accordance with the votes of the majority of the entire Board of Directors.

      (b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting by unanimous written consent of all Directors or members of such committee, as the case may be.

10. Major Management Decisions. Any proposal to change the jurisdiction of organization of EuroNimbus (such decision, a "Major Decision") shall require the prior written approval pursuant to a unanimous vote of the Shareholders.

11. Significant Management Decisions. (a) The following acts, expenditures, decisions and obligations made or incurred by EuroNimbus (each a "Significant Decision") shall require the approval of holders of at least 75% of the total outstanding shares of Common Stock:

     (i) except as otherwise permitted by Article III hereof, the sale,
     conveyance,   pledge,  hypothecation,   encumbrance,   transfer  or  other
     disposition by a Shareholder of any shares of Common Stock;

     (ii) the discontinuance, winding up, dissolution or liquidation of EuroNimbus' affairs;

     (iii) any proposal to amend  EuroNimbus'  Articles of Association; and

     (iv) any proposal to increase or decrease the authorized share capital of EuroNimbus.

              (b) In the event  that any  action  described  in  clause  (ii) of
      Section 2.11(a) above shall not be approved by the Shareholders because of the failure of Saarbrucker to vote the Saarbrucker Shares in favor of such action, then Nimbus shall have the right, by notifying Saarbrucker within 30 days after the vote in respect of such action (the "Nimbus Put Notice"), to sell to Saarbrucker, and Saarbrucker shall purchase from Nimbus, all, but not less than all, of the Nimbus Shares at an aggregate price equal to (i) the Fair Market Value of EuroNimbus multiplied by (ii) the percentage of outstanding common stock represented by the Nimbus Shares (the "Nimbus Put Price"). Upon receipt of the Nimbus Put Notice, Nimbus and Saarbrucker shall promptly endeavor to agree on the Fair Market Value of EuroNimbus for the purpose of determining the Nimbus Put Price. In the event that Nimbus and Saarbrucker reach a written agreement as to the Fair Market Value, the sale and purchase of the Nimbus Shares pursuant to this Section 2.11(b) shall take place within ten days after such written agreement is reached. In the event that a written agreement as to the Fair Market Value has not been reached by Nimbus and Saarbrucker within five days after the date of receipt of the Nimbus Put Notice by Saarbrucker, then the determination of the Fair Market Value shall be submitted to an internationally recognized accounting firm selected in accordance with Section 3.7(d); provided, however, that Saarbrucker shall submit the FMV Arbitrator Notice to Nimbus within ten days after receipt of the Nimbus Put Notice; and, provided, further, that Nimbus shall select the FMV Arbitrator within five days after receipt of the FMV Arbitrator Notice from Saarbrucker. The FMV Arbitrator selected for purposes of this
      Section 2.11(b) shall render a determination in accordance with Section 3.7(d); provided, however, that the FMV Arbitrator shall render a determination of the Fair Market Value within 15 days of the selection of the FMV Arbitrator. The decision of the FMV Arbitrator shall be final and binding upon the parties hereto. In the event that the determination of the Fair Market Value of EuroNimbus is submitted to the FMV Arbitrator, the sale and purchase of the Nimbus Shares pursuant to this Section 2.11(b) shall take place within five days after a final determination is reached by the FMV Arbitrator. On the date of receipt of the Nimbus Put Price, Nimbus shall cause the Nimbus Shares to be transferred to Saarbrucker and the appropriate notations to be made in EuroNimbus' share register. Saarbrucker agrees that, in the event of any sale and purchase of the Nimbus Shares pursuant to this Section 2.11(b), it shall cease any use of the "EuroNimbus" name and any form or derivation thereof. In the event that Nimbus elects to exercise its right to sell the Nimbus Shares to Saarbrucker pursuant to this Section 2.11(b) and Saarbrucker fails to consummate the purchase of the Nimbus Shares in accordance with this
      Section 2.11(b), then Saarbrucker (y) shall be deemed to have voted the Saarbrucker Shares in favor of the action described in clause (ii) above that was not approved by the Shareholders, and (z) shall take all necessary steps to approve and effect such action.

12. Approval of Certain Transactions. Each Shareholder promptly shall cause its Shares to be voted to approve any Major Decision or Significant Decision requiring such Shareholder approval to the extent that such action, decision or transaction has been approved by the Board of Directors in accordance with
Section 2.10 or 2.11. The Shareholders shall not act to authorize or implement any Major Decision or Significant Decision without such Major Decision or Significant Decision having been first approved by the Board of Directors in accordance with Section 2.10 or Section 2.11, as the case may be.

13. Related Party Transactions. Except as the Shareholders may otherwise agree, any transaction between EuroNimbus, on the one hand, and either Shareholder or any Affiliate of either Shareholder, on the other hand, shall be on terms and conditions which could be obtained from an unaffiliated third party in an arm's length transaction.

14. General Manager. The Board of Directors shall, with the approval of that number of Directors which represents at least 75% of the total voting power of the Board of Directors, appoint a General Manager of EuroNimbus (the "General Manager"). The General Manager shall be the chief executive officer of EuroNimbus and shall, subject to the supervision of the Board of Directors and the provisions of this Agreement, the Articles of Association and applicable law, exercise general management and control of EuroNimbus' affairs and shall see that all orders and resolutions of the Board of Directors are carried into effect. The General Manager shall have the power to execute bonds, mortgages and other contracts and agreements and instruments of EuroNimbus and shall do and perform such other duties as from time to time may be assigned by the Board of Directors.

15. Operating Committee. The Board of Directors may establish an Operating Committee (the "Operating Committee") comprised of representatives of Nimbus and Saarbrucker or such other persons as the Board of Directors shall determine. Notwithstanding any other provision of this Article II to the contrary (other than the provisions under Sections 2.10 and 2.11), the Board of Directors may delegate to the Operating Committee, to the extent permitted by applicable law, any supervisory and management responsibilities of the Board of Directors.


                                   ARTICLE III

                               TRANSFER OF SHARES

1. Restrictions. No Shareholder shall sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any of its Shares or any interest therein, to any Person (each of such actions, a "Transfer") except in accordance with the provisions of this Agreement. The Shareholders agree that it is their intention that the provisions of this Article III shall govern the transfer of Shares. To the extent, and only to the extent, necessary to effectuate the provisions of this Article III, the Shareholders hereby waive any rights which they may have under EuroNimbus' Articles of Association or, to the extent such rights may be waived, under Luxembourg law which may be inconsistent with the terms of this Agreement. The Shareholders hereby agree that they shall promptly take all such actions as may be necessary or appropriate in accordance with Luxembourg law to effectuate the provisions of this Article III including, without limitation, the adoption of shareholder resolutions approving Share transfers.

2. Permitted Transfers. Notwithstanding anything to the contrary contained herein, a Shareholder may at any time effect any of the following Transfers (each a "Permitted Transfer" and each transferee, a "Permitted Transferee"):

      (i) A Transfer by a Shareholder to any Affiliate of such Shareholder so long as such Affiliate is a corporation, partnership or limited liability company.

      (ii) A Transfer by a Shareholder made pursuant to Section 3.3, 3.4, 3.5, 3.6 or 3.7 hereof;

      (iii) With respect to Nimbus, a pledge of the Nimbus Shares to any bank or other financial institution.

3. Sales by Nimbus Subject to Tag-Along Rights. (a) In the event that Nimbus proposes at any time to effect a Transfer (other than a Permitted Transfer described in Section 3.2 above) of any of the Nimbus Shares, then Nimbus shall promptly give written notice (the "Tag-Along Notice") to EuroNimbus and Saarbrucker at least thirty days prior to the closing of such Transfer. The Tag-Along Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the name of and the number of Shares to be purchased by the transferee, the purchase price of each Share to be sold, any other significant terms of such sale and the date such proposed sale is expected to be consummated.

      (b) Saarbrucker shall have the right, exercisable upon irrevocable written notice to Nimbus within twenty days after receipt of the Tag-Along Notice, to participate in such sale on the same terms and conditions as set forth in the Tag-Along Notice, including, without limitation, the making of all representations, warranties, indemnifications (including participating in any escrow arrangements) and similar agreements, and to sell its pro rata portion of the number of Shares owned by it.

      (c) Saarbrucker shall effect its participation in the sale by delivering on the date scheduled for such sale to the prospective transferee one or more certificates, which represent the number of Shares which Saarbrucker is entitled to sell in accordance with this Section 3.3. In addition, Saarbrucker shall deliver such other documents and certificates as are required in connection with such sale and cause the Saarbrucker Shares being sold pursuant to this Section
3.3 to be transferred to the prospective transferee and the appropriate notations to be made in EuroNimbus' share register.

      (d) The exercise or non-exercise of the rights of Saarbrucker hereunder to participate in one or more Transfers by Nimbus shall not adversely affect its right to participate in subsequent Transfers subject to this Section 3.3.

4. Grant to Nimbus of Bring-Along Rights. (a) Each time the Shareholders of EuroNimbus meet for the purpose of approving a "Sale of the Business" (as such term is hereinafter defined), Saarbrucker agrees to vote all of the Saarbrucker Shares, and to sell all of the Saarbrucker Shares, as directed by Nimbus. In order to effect the foregoing covenant, Saarbrucker hereby grants to Nimbus with respect to all of the Saarbrucker Shares an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any shareholder vote to effect the Sale of the Business. As used herein, "Sale of the Business" shall mean any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise) negotiated on an arm's-length basis, which results in the sale or transfer of all or substantially all of the assets or shares of capital stock of EuroNimbus to an unaffiliated bona fide third party in which all consideration payable to holders of the Common Stock is distributed pro rata pursuant to stock ownership.

      (b) In furtherance of its covenants in Section 3.4(a), Saarbrucker hereby agrees to cooperate fully with Nimbus and the purchaser in any such Sale of the Business, and to execute and deliver all documents (including purchase agreements) and instruments as Nimbus and the purchaser reasonably request to effect such Sale of the Business, including, without limitation, the making of all representations, warranties and indemnifications (including participating in any escrow arrangements) and similar arrangements. Nimbus agrees that upon such Sale of the Business each Shareholder will receive its pro rata share of the consideration paid by the purchaser determined on the basis of such Shareholder's share ownership.


5. Saarbrhcker's Right of First Offer from Nimbus. (a) Nimbus agrees not to trigger its tag-along obligations described in Section 3.3 or exercise its bring-along rights described in Section 3.4 without first offering to Saarbrucker the right to purchase such Nimbus Shares, the sale of which by Nimbus to a third party would be governed by Section 3.3 or 3.4, for a specified per Share price in cash (the "Nimbus Offer Price") to be determined by Nimbus in its sole discretion (such offer being hereinafter referred to as the "Nimbus Offer"). The Nimbus Offer shall be made by Nimbus by delivery to Saarbrucker of a notice in writing setting forth the number of Shares to be offered and the Nimbus Offer Price for such Shares. Within 30 days after delivery to Saarbrucker of such notice, Saarbrucker may accept the Nimbus Offer in whole only and not in part and only on the terms so stated. Such acceptance shall be made in the manner described in Section 3.5(b) below. Any failure of acceptance prior to the expiration of such 30-day period set forth above shall be deemed to be a rejection of the Nimbus Offer.

      (b) If Saarbrucker shall elect to accept the Nimbus Offer, Saarbrucker shall, within the 30-day period set forth above, notify Nimbus in writing of the acceptance of the Nimbus Offer. The closing of the purchase by Saarbrucker shall take place no later than 90 days after the acceptance of the Nimbus Offer and shall be subject to a stock purchase agreement between the parties containing representations, warranties, terms and conditions customary for a transaction in which the purchaser is already familiar with the company whose shares are being transferred. On the date scheduled for closing, the Nimbus Offer Price in respect of all of the Shares to which the Nimbus Offer related shall be paid in full by Saarbrucker against transfer of such Shares to Saarbrucker and the making of appropriate notations in EuroNimbus' share register.

      (c) If Saarbrucker rejects the Nimbus Offer or fails to accept the Nimbus Offer within the requisite time period (each "a Nimbus Offer Termination Event"), Nimbus shall have the right to sell the Shares to which the Nimbus Offer related to a Person other than Saarbrucker, provided that such sale shall be (i) made at a price per Share in cash equal to or greater than 95% of the Nimbus Offer Price and (ii) consummated within 180 days after the applicable Nimbus Offer Termination Event. If Nimbus is unable to find purchasers for all of the Shares to which the Nimbus Offer related on the terms and conditions described above, or is unable to consummate such sales, within such 180-day period, such Shares shall, subject to clause (d) below, again be subject to the provisions of this Section 3.5.

      (d) Notwithstanding the above, if Saarbrucker shall accept the Nimbus Offer but then fail to close such purchase within the requisite time period, then (i) Nimbus shall have the right to sell the Shares to which the Nimbus Offer related without restriction and (ii) all further rights of Saarbrucker under this Section 3.5 shall terminate and be of no further force and effect. The parties acknowledge that if Saarbrucker shall accept the Nimbus Offer but then fail to close such purchase within the requisite time period, this Section 3.5(d) shall constitute Nimbus' exclusive remedy for such failure to close, unless such failure to close was caused by Saarbrucker's willful misconduct or bad faith.

6. Saarbrucker Right to Sell after Five Years; Nimbus's Right of ' III.6 Saarbrhcker Right to Sell after Five Years; Nimbus's Right of First Offer from Saarbrhcker. (a) If after five years Saarbrucker shall desire to sell all, but not less than all, of the Saarbrucker Shares, Saarbrucker shall first offer to Nimbus the right to purchase all, but not less than all, of the Saarbrucker Shares for a specified per Share price in cash (the "Saarbrucker Offer Price") to be determined by Saarbrucker in its sole discretion (such offer being hereinafter referred to as the "Saarbrucker Offer"). The Saarbrucker Offer shall be made by Saarbrucker by delivery to Nimbus of a notice in writing setting forth the number of Shares to be offered and the Saarbrucker Offer Price for such Shares. Within 30 days after delivery to Nimbus of such notice, Nimbus may accept the Saarbrucker Offer in whole only and not in part and only on the terms so stated. Such acceptance shall be made in the manner described in Section 3.6(b) below. Any failure of acceptance prior to the expiration of such 30-day period set forth above shall be deemed to be a rejection of the Saarbrucker Offer.

      (b) If Nimbus shall elect to accept the Saarbrucker Offer, Nimbus shall, within the 30-day period set forth above, notify Saarbrucker in writing of the acceptance of the Saarbrucker Offer. The closing of the purchase by Nimbus shall take place no later than 90 days after the acceptance of the Saarbrucker Offer and shall be subject to a stock purchase agreement between the parties containing representations, terms and conditions customary for a transaction in which the purchaser is already familiar with the company whose shares are being transferred. On the date scheduled for closing, the Saarbrucker Offer Price in respect of all of the Shares to which the Saarbrucker Offer related shall be paid in full by Nimbus against transfer of such Shares to Nimbus and the making of appropriate notations in EuroNimbus' share register.

      (c) If Nimbus rejects the Saarbrucker Offer or fails to accept the Saarbrucker Offer within the requisite time period (each "a Saarbrucker Offer Termination Event"), Saarbrucker shall have the right to sell the Shares to which the Saarbrucker Offer related to a Person other than Nimbus, provided that such sale shall be (i) made at a price per Share in cash equal to or greater than 95% of the Saarbrucker Offer Price and (ii) consummated within 180 days after the applicable Saarbrucker Offer Termination Event. If Saarbrucker is unable to find purchasers for all of the Shares to which Saarbrucker Offer related on the terms and conditions described above, or is unable to consummate such sales, within such 180-day period, such Shares shall, subject to clause (d) below, again be subject to the provisions of this Section 3.6.

      (d) Notwithstanding the above, if Nimbus shall accept the Saarbrucker Offer but then fail to close such purchase within the requisite time period, then (i) Saarbrucker shall have the right to sell the Shares to which the Saarbrucker Offer related without restriction and (ii) all further rights of Nimbus under this Section 3.6 shall terminate and be of no further force and effect. The parties acknowledge that if Nimbus shall accept the Saarbrucker
Offer but then fail to close such purchase within the requisite time period, this Section 3.6(d) shall constitute Saarbrucker's exclusive remedy for such failure to close, unless such failure to close was caused by Nimbus' willful misconduct or bad faith.

7. Change of Control. (a) Notwithstanding anything to the contrary contained herein, if Nimbus Parent shall undergo a Change of Control, Saarbrucker shall have a one-time option, exercisable in accordance with this Section 3.7, to sell to Nimbus all, but not less than all, of the Saarbrucker Shares (the "Put Option") at an aggregate price (the "Put Option Price") equal to (i) the Fair Market Value as of the date of the Change of Control multiplied by (ii) the percentage of outstanding common stock represented by the Saarbrucker Shares.

      (b) Within 30 days of the occurrence of a Change of Control, Nimbus shall notify (a "Change of Control Notice") EuroNimbus and Saarbrucker in writing of all details of such Change of Control, including the identity of the Person exercising control over the business and affairs of Nimbus Parent as a result of such Change of Control. Within 30 days after delivery to Saarbrucker of a Change of Control Notice, Saarbrucker may elect to exercise the Put Option in whole only and not in part and only in accordance with the provisions of this Section
3.7. If Saarbrucker elects to exercise the Put Option, Saarbrucker shall notify Nimbus and EuroNimbus in writing (the "Put Option Notice") of its election to exercise the Put Option, which such decision shall be irrevocable, within the 30-day period set forth above. Any failure to notify Nimbus and EuroNimbus within such period shall be deemed a decision not to exercise the Put Option, and the Put Option shall thereupon terminate.

      (c) Upon receipt of the Put Option Notice, Nimbus and Saarbrucker shall promptly endeavor to agree on the Fair Market Value of EuroNimbus for the purpose of determining the Put Option Price. In the event that Nimbus and Saarbrucker reach a written agreement as to the Fair Market Value, the sale and purchase of the Saarbrucker Shares pursuant to this Section 3.7 shall take place within 90 days after such written agreement is reached. On the date of receipt of the Put Option Price, Saarbrucker shall cause the Saarbrucker Shares to be transferred to Nimbus and the appropriate notations to be made in EuroNimbus' share register.

      (d) In the event that a written agreement as to the Fair Market Value has not been reached by Nimbus and Saarbrucker within 90 days after the date of receipt of the Put Option Notice by Nimbus, then the determination of the Fair Market Value shall be submitted to an internationally recognized accounting firm selected in accordance with this Section 3.7(d). Within 120 days after receipt by Nimbus of the Put Option Notice, Saarbrucker shall designate not less than three internationally recognized accounting firms by written notice (the "FMV Arbitrator Notice") to Nimbus. Within 30 days after receipt of the FMV
Arbitrator Notice, Nimbus shall select one of the internationally recognized accounting firms designated by Saarbrucker in the FMV Arbitrator Notice (the "FMV Arbitrator"), the costs of which shall be borne equally by Nimbus and Saarbrucker. Each Shareholder shall, and shall cause EuroNimbus to, upon reasonable notice, afford the FMV Arbitrator and its representatives full access during normal business hours to the properties, books and records of EuroNimbus and shall cause EuroNimbus to furnish such additional information as the FMV Arbitrator and its representatives shall reasonably request. Within 180 days of the submission to the FMV Arbitrator, the FMV Arbitrator shall render a determination of the Fair Market Value in accordance with this Section 3.7(d) along with documentation supporting its determination. The decision of the FMV Arbitrator shall be final and binding upon the parties hereto. The sale and purchase of the Saarbrucker Shares pursuant to this Section 3.7(d) shall take place within ninety days after a final determination is reached by the FMV Arbitrator. On the date of receipt of the Put Option Price, Saarbrucker shall cause the Saarbrucker Shares to be transferred to Nimbus and the appropriate notations to be made in EuroNimbus' share register.

      (e) For the purposes of this Agreement, "Change of Control" shall mean any transaction, the result of which is that any Person becomes the Beneficial Owner of more than 50% of the total aggregate voting power of all classes of outstanding Voting Securities of Nimbus Parent.

8. Transferee's Agreement. No Shares shall be transferred to any Person not a party to this Agreement unless such transfer is made in accordance with this Agreement and unless the transferee agrees in writing to be bound by the terms of this Agreement and to assume the obligations of the transferring shareholder hereunder.

                                   ARTICLE IV

                                 IMPLEMENTATION

1. Appointment. Promptly upon the execution and delivery of the deed of incorporation of EuroNimbus, Nimbus and Saarbrucker shall, at a special meeting of the shareholders, appoint the initial Directors of EuroNimbus in accordance with Article II hereof.

2. Luxembourg Law. Each of the Shareholders, to the fullest extent permitted by Luxembourg law, waives any rights that it may have under Luxembourg law which might be inconsistent with the terms of this Agreement and, to the extent such rights cannot validly be waived, each such Shareholder will exercise such rights only to the extent consistent with this Agreement.

3. Best Efforts. In the event that the Board of Directors takes or fails to take any action, which action or failure to take action in any way impedes the full implementation of the terms of this Agreement, the Shareholders shall, to the extent practicable, do all things permitted by Luxembourg law that are necessary, including the removal of Directors, as the case may be, to permit the full implementation of this Agreement and shall cause the adoption of any necessary Shareholders' resolution in connection therewith.


                                    ARTICLE V
                        ACCOUNTING AND OTHER INFORMATION

1. Quarterly Reports. EuroNimbus shall prepare in accordance with generally accepted accounting principles in Luxembourg, with a reconciliation to U.S. GAAP, an unaudited consolidated balance sheet of EuroNimbus as at the end of each of the first three quarters of each calendar year and the related statements of income, shareholders' equity and cash flows for each of such quarters then ended which shall be delivered to the Board not more than 30 days after the end of each such calendar quarter.

2. Audits. As soon as practicable and in any event within 120 days after the end of each fiscal year, EuroNimbus shall deliver to each Shareholder its financial statements prepared in accordance with applicable legal requirements, containing a consolidated balance sheet of EuroNimbus as at the end of such year and the related statements of income, shareholders' equity and cash flow for the year then ended, prepared in accordance with generally accepted accounting principles in Luxembourg, with a reconciliation to U.S. GAAP, all certified by the independent public accountants to EuroNimbus.

3. Selection of Independent Public Accountants. The Shareholders agree to vote their respective shares in favor of such independent public accountants of EuroNimbus as shall be recommended by a majority of the Board of Directors of EuroNimbus, it being understood that such independent public accountants shall initially be Coopers & Lybrand, SociJtJ civile.

4. Access to Information Concerning Properties and Records. Each of the Shareholders and their respective counsel, accountants, consultants and other representatives, shall, upon reasonable notice, be entitled to full access during normal business hours to the properties, books and records of EuroNimbus in order that they may have the opportunity to make such investigations as they shall reasonably desire of the affairs of EuroNimbus including making copies of such information that they may reasonable desire in furtherance of such investigation. The Shareholders shall take all action necessary or appropriate to ensure EuroNimbus shall cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as the Shareholders shall from time to time reasonably request. Any information so obtained may be used by the Shareholders in any manner permitted by this Agreement.


                                   ARTICLE VI

                               DISPUTE RESOLUTION

1. Dispute Resolution. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce.

2. Procedures. Any disputes subject to resolution pursuant to this Article VIII shall be resolved through the following procedure. The arbitral tribunal (the "Tribunal") shall be composed of three arbitrators who shall be appointed as follows: each Shareholder shall have the right to appoint one arbitrator; the two arbitrators so appointed shall then appoint a third arbitrator who shall serve as chairperson. If a party, or parties, entitled to appoint an arbitrator, fails to appoint an arbitrator within thirty (30) days of receiving notice of the commencement of the arbitration, such arbitrator shall at the written request of any party be appointed by the International Chamber of Commerce.

3. Awards. Any award made by the Tribunal shall be final and binding upon each party to this Agreement, each of whom expressly waives all right to appeal or recourse to any court.

4. Enforcement. Any award made by the Tribunal may be enforced by any court having jurisdiction in the same manner as a judgment in such court.

5. Site and Language.  The place of arbitration  conducted hereunder shall be
Luxembourg  and  the  language  of  the   arbitration   shall  be  French  (with
simultaneous translation into English and German).


                                   ARTICLE VII

                         SCOPE OF BUSINESS; EXCLUSIVITY

1. Scope of Business. EuroNimbus shall manufacture compact discs (including CD-Audio, CD-ROM, DVD and DVD-ROM products) and related printing and packaging components through the establishment of a manufacturing facility in Luxembourg for sale throughout the European Union. EuroNimbus shall use all commercially reasonable efforts to supply Saarbrucker and its Affiliates with all of their respective compact disc requirements, it being understood that EuroNimbus will give priority treatment to the compact disc requirements of Saarbrucker and its Affiliates to the extent such requirements relate to contractual obligations of Saarbrucker and its Affiliates to the European Union.

2. Exclusivity. Saarbrucker agrees that, for so long as Nimbus and Saarbrucker are Shareholders of EuroNimbus, Saarbrucker and its Affiliates shall purchase from EuroNimbus all of its CD-Audio, CD-ROM, DVD and DVD-ROM requirements and further agrees that it shall not sell or market, directly or indirectly, any compact disc product that is not manufactured by EuroNimbus.

                                  ARTICLE VIII

                                  MISCELLANEOUS

1. Entire Agreement; Amendment. This Agreement and the Agreements referred to herein (and the documents and instruments contemplated by each of such agreements to be executed, delivered and performed by the parties thereto) contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect thereto.

2. Captions. The descriptive headings of the several Articles and Sections are inserted for convenience only, do not constitute part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

3. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

4.   Notices.   All   notices,   requests,   demands,   waivers  and  other
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by mail or overnight courier, postage prepaid, or sent by telex, telegram or telecopier (confirmed by mail with postage prepaid), as follows:

      (a)   if to Nimbus, to it at:

                  Nimbus Manufacturing (UK) Limited
                  Llantarnam Park, Cwmbran, Gwent NP44 3AB
                  United Kingdom
                  Telephone:  (1633) 877121
                  Telecopier: (1633) 865520
                  Attention:  Howard Nash

                  with a copy to:

                  Nimbus CD International, Inc.
                  623 Welsh Run Road, Guildford Farm,
                  Ruckersville, Virginia  22968
                  Telephone:  (804) 985-1100
                  Telecopier: (804) 985-4692
                  Attention:  L. Steven Minkel

                  and a further copy to:

                  White & Case
                  1155  Avenue  of the  Americas,  New  York,  New York, 10036
                  Telephone:   (212) 819-8200
                  Telecopier:  (212) 354-8113
                  Attention:  Frank L. Schiff, Esq.

            (b)   if to Saarbrucker, to it at:

                  Saarbrucker Zeitung Verlag und Druckerei, G.m.b.H Gutenbergstrasse 11-23, 66117 Saarbrhcken
                  Federal Republic of Germany
                  Telephone:   (49) 681-502-4000
                  Telecopier:  (49) 681-502-4099
                  Attention:  Ghnter Kamissek


            (c)   if to EuroNimbus, to it at:

                  c/o Bonn & Schmitt
                  Avenue Guillaume 62, B.P. 522, L-2015 Luxembourg
                  Telephone:    (0352) 45 58 58
                  Telecopier: (0352) 45 58 59
                  Attention: Alex Schmitt, Esq.

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof or unless if by overnight courier, in which case, on the second Business Day after dispatch thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof.

5. Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except as otherwise permitted by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only in a writing executed by all of the parties hereto.

7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Luxembourg, without regard to the conflict of laws rules thereof.

8. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9. Termination. This Agreement may be terminated by express written agreement of the Shareholders.

10. Confidentiality. Subject to the requirements of applicable law, each party shall, and shall cause its employees, servants, agents and representatives to, maintain in confidence all information received from EuroNimbus and shall use such information only for the benefit of EuroNimbus, and shall not, and shall cause its employees, servants, agents and representatives not to, disclose any such information to a third party or make any unauthorized use thereof. Each party shall, and shall cause its employees, servants, agents and representatives to, treat all such information with the same degree of care against disclosure or unauthorized use which it affords to its own confidential information. The obligation of confidentiality and non-use shall not apply to any information which (a) was not previously treated as confidential by EuroNimbus, (b) is or becomes generally available to the public through no fault of the receiving party, (c) is independently developed by the receiving party or (d) is received in good faith from a third party who discloses such information to the receiving party on a non-confidential basis.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed in its name and on its behalf by its officer duly authorized thereunto, effective as of the date first written above.


                                    NIMBUS MANUFACTURING (UK)
                                    LIMITED


                                    By
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                                    SAARBRUCKER ZEITUNG VERLAG UND
                                    DRUCKEREI G.m.b.H.


                                    By
                                    Name:
                                    Title:



                                    EURONIMBUS S.A.


                                    By
                                    Name:
                                    Title: